Exhibit 99.1

Press Release

Santander Holdings USA, Inc. Announces

Expiration and Expiration Date Results of

Exchange Offers and Related Tender Offers for Any and All of its

4.450% Senior Notes Due 2021 and 3.700% Senior Notes Due 2022

BOSTON, October 2, 2019 – PRESS RELEASE

Santander Holdings USA, Inc. (“SHUSA”) today announced the expiration and expiration date results of its two separate previously announced offers to exchange (the “Exchange Offers”) and related offers to purchase for cash (the “Cash Offers”) any and all of its outstanding 4.450% Senior Notes Due 2021 and 3.700% Senior Notes Due 2022 (the “Old Notes”).

Exchange Offers

The Exchange Offers were made pursuant to an Offering Memorandum and a Notice of Guaranteed Delivery, each dated September 25, 2019, which contain detailed information concerning the terms of the Exchange Offers and the Eligibility Letter. The Exchange Offers expired at 5:00 p.m., New York City time, on October 1, 2019 (the “Exchange Offer Expiration Time”).

SHUSA will issue 3.244% Senior Notes Due 2026 (the “New Notes”) and pay the applicable cash component of the Exchange Price for any Old Notes that were validly tendered and not validly withdrawn and accepted for exchange promptly following the Exchange Offer Expiration Time (such date, the “Exchange Offer Payment Date”). We expect the Exchange Offer Payment Date to occur on October 4, 2019, and we expect the issuance of the New Notes and the payment of the Exchange Price for Old Notes delivered under the guaranteed delivery procedures to occur on October 4, 2019. Old Notes exchanged pursuant to the Exchange Offers will be cancelled.

The following table sets forth the aggregate principal amount of each series of Old Notes validly tendered and not validly withdrawn at or prior to the Exchange Offer Expiration Time and the aggregate principal amount of each series of Old Notes that SHUSA expects to accept in connection with the Exchange Offers.

Security	CUSIP	Outstanding Principal Amount	Principal Amount Tendered	Principal Amount Expected to be Accepted(1)
4.450% Notes due 2021	80282KAU0	$1,000,000,000	$377,926,000	$377,926,000
3.700% Notes due 2022	80282KAT3, 80282KAK2, U8029KAA0	$1,440,000,000	$569,521,000	$569,521,000

(1)

The principal amounts expected to be accepted reflected in the table are subject to change based on the final validation of tenders and holders’ failure to make required deliveries pursuant to the guaranteed delivery procedures.

Upon the terms and subject to the conditions set forth in the Offering Memorandum and the Notice of Guaranteed Delivery, SHUSA expects that it will issue approximately $947,447,000 aggregate principal amount of New Notes in the Exchange Offers. Accordingly, the condition requiring the issuance of an aggregate principal amount of New Notes of not less than $400,000,000 has been satisfied.

SHUSA today announced that the other conditions to the Exchange Offers described in the Offering Memorandum, including the timely satisfaction or waiver of all conditions precedent to the completion of the corresponding Cash Offers and the absence of certain adverse legal and market developments, have been satisfied with respect to all of the Exchange Offers.

If and when issued, the New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. SHUSA will enter into a registration rights agreement with respect to the New Notes.

Cash Offers

The Cash Offers were made pursuant to an Offer to Purchase and a Notice of Guaranteed Delivery, each dated September 25, 2019, which contain detailed information concerning the terms of the Cash Offers and the Certification Instructions Letter.

The Cash Offers expired at 5:00 p.m., New York City time, on October 1, 2019 (the “Cash Offer Expiration Time”). Payment for any Old Notes that were validly tendered and not validly withdrawn and accepted for purchase will be made promptly following the Cash Offer Expiration Time (such date, the “Cash Offer Payment Date”). We expect the Cash Offer Payment Date to occur on October 4, 2019, and we expect the payment for Old Notes delivered under the guaranteed delivery procedures to occur on October 4, 2019. Old Notes purchased pursuant to the Cash Offers will be cancelled.

The following table sets forth the maximum aggregate principal amount of each series of Old Notes that may be determined to be validly tendered and not validly withdrawn at or prior to the Cash Offer Expiration Time and the maximum aggregate principal amount of each series of Old Notes that SHUSA may accept in connection with the Cash Offers.

Security	CUSIP	Outstanding Principal Amount	Principal Amount Tendered(1)
4.450% Notes due 2021	80282KAU0	$1,000,000,000	$15,984,000
3.700% Notes due 2022	80282KAT3, 80282KAK2, U8029KAA0	$1,440,000,000	$21,292,000

(1)

SHUSA is in the process of reviewing the documentation submitted by holders of Old Notes pursuant to the Cash Offers to determine the validity of the tenders received in the Cash Offers pursuant to the Offer to Purchase and Notice of Guaranteed Delivery.

SHUSA today announced that the conditions described in the Offer to Purchase, including the timely satisfaction or waiver of all conditions precedent to the completion of the corresponding Exchange Offers and the absence of certain adverse legal and market developments, have been satisfied with respect to all of the Cash Offers. The Cash Offers were not conditioned upon the tender of any minimum principal amount of Old Notes.

**

Barclays Capital Inc., Citigroup Global Markets Inc. and Santander Investment Securities Inc. (the “Dealer Managers”) acted as dealer managers for the Exchange Offers and the Cash Offers, and D.F. King & Co., Inc. is serving as the tender agent, the exchange agent and information agent. Requests for documents may be directed to D.F. King & Co., Inc. by telephone at +1 212 269-5550 (banks and brokers) or +1 800 814-2879. Questions regarding the Exchange Offers and the Cash Offers may be directed to Barclays Capital Inc. at +1 800 438-3242 or collect at +1 212 528-7581; to Citigroup Global Markets Inc. at +1 800 558-3745 or collect at +1 212 723-6106; or to Santander Investment Securities Inc. at +1 855 404-3636 or collect at +1 212 940-1442.

Copies of the Offer to Purchase, the Offering Memorandum and the related Notices of Guaranteed Delivery are available at the following web address: www.dfking.com/santander. Terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Offer to Purchase and Offering Memorandum, as applicable.

None of the Offer to Purchase, the Offering Memorandum, the related Notices of Guaranteed Delivery nor any related documents have been filed with the U.S. Securities and Exchange Commission, nor have any such documents been filed with or reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Offer to Purchase, the Offering Memorandum or the Notices of Guaranteed Delivery or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary.

This announcement is not an offer to purchase or a solicitation of an offer to purchase. The Exchange Offers and the Cash Offers were made solely by SHUSA pursuant to the Offering Memorandum and the Offer to Purchase, respectively, and the Notices of Guaranteed Delivery. The Exchange Offers and the Cash Offers were not made to, nor will SHUSA accept tenders of Old Notes from, holders in any jurisdiction in which the Exchange Offers or the Cash Offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Santander Holdings USA, Inc. (SHUSA) is a wholly-owned subsidiary of Madrid-based Banco Santander, S.A. (NYSE: SAN) (Santander), with more than 144 million customers in the U.S., Europe and Latin America. SHUSA is the parent company of six financial companies with approximately 17,000 employees, 5.2 million customers and assets of over $154.6 billion. These include Santander Bank, N.A.; Santander Consumer USA Holdings Inc. (NYSE: SC); Banco Santander International of Miami; Banco Santander Puerto Rico; Santander Securities LLC of Boston; Santander Investment Securities Inc. of New York; and several other subsidiaries.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, or future events are not historical facts and may be forward-looking. Such statements include, but are not limited to, SHUSA’s statements regarding the Cash Offers and the Exchange Offers. These statements are often, but not always, made through the use of words or phrases such as

“anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “looking forward,” “would,” “hopes,” “assumes,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors and assumptions, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K SHUSA files with the Securities and Exchange Commission (the “SEC”). Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, the risks and uncertainties described in SHUSA’s filings with the SEC. New risks and uncertainties emerge from time to time, and it is not possible for SHUSA to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by SHUSA or any other person that SHUSA’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on SHUSA’s forward-looking statements, and SHUSA undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Disclaimer

This announcement must be read in conjunction with the Offer to Purchase, the Offering Memorandum and related Notices of Guaranteed Delivery. This announcement and the Offer to Purchase, the Offering Memorandum and related Notices of Guaranteed Delivery (including the documents incorporated by reference therein) contain important information which must be read carefully before any decision is made with respect to the Cash Offers or the Exchange Offers. If any holder of Old Notes is in any doubt as to the action it should take, it is recommended to seek its own legal, tax, accounting and financial advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. Any individual or company whose Old Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Cash Offers or the Exchange Offers. None of SHUSA, the dealer managers, the tender and information agent, and any person who controls, or is a director, officer, employee or agent of such persons, or any affiliate of such persons, makes any recommendation as to whether holders of Old Notes should participate in the Cash Offers or the Exchange Offers.

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FINANCIAL CONTACTS:

Andrew Withers

617.757.3524

awithers@santander.us

MEDIA CONTACTS:

Laurie Kight

617.757.5891

laurie.kight@santander.us

Nancy Orlando

617.757.5765

nancy.orlando@santander.us